Consigned Management Agreement

by and between

Daqing Sunway Technology Company Limited

and

Sunway World Through Technology (Daqing) Co., Ltd.

March 30, 2007

Consigned Management Agreement

This Agreement is entered into on March 30, 2007 in Daqing between the following Parties:

(1)
Daqing Sunway Technology Company Limited (hereafter called “Party A”) is a limited liability company duly registered in Daqing, China, whose legal address is: Jianshe Road, North Software Park, High and Advanced Technology Industry Development Zone, Daqing City, and

(2)
Sunway World Through Technology (Daqing) Co., Ltd. (hereafter “Party B”), a wholly foreign owned enterprise (“WFOE”) duly registered in Daqing, China, whose legal address is: Jianshe Road, North Software Park, High and Advanced Technology Industry Development Zone, Daqing City.

(Party A and Party B are referred to collectively in this agreement as “Parties” or “both Parties”, and individually as “a Party”)

WHEREAS:

(1)
Party A’s major business are as follows: the computer software development, data processing, data base service, computer equipment maintenance; the production and sale of computer and its outer equipment, apparatus, meters, the electronic products, and communicational equipment (not including the transmission equipment); household appliance; Petroleum chemical technical service, computer and the related products, computer software, computer outer equipment, apparatus, electronic equipment export and import business, manufacture of the medical appliance;

(2)	Party B’s major business is: the development of computer software, the development and manufacture of medical appliance and medical supplemental equipment.

(3)
Party B has advanced skills and abilities of business management, human resources and financial management. Party A shall consign Party B to manage all its business, including without limitation, production, sale, marketing, financial, administrative and human resources.

Consigned Management Agreement

THEREFORE, the Parties hereby agree as follows:

I CONTENTS OF BUSINESS MANAGEMENT SERVICE

A Contents

1 The object of the technique service

(1) Through the business operation and production technique to ensure Party A’s business is safe, stable and economic. The productive management level will continuously be improved.

2 The contents of the technical service:

(1) Standardize productive operation management system;

(2) The management of safe production;

(3) The management to save energy and lower the cost;

(4) The management of technology supervision;

(5) Engineering construction management;

(6) The construction of information system;

(7) Environmental protection;

(8) The management work of goods transportation;

3  Forms of technique service: technique consultancy, training, site service.

B Rights and Obligations of both Parties

(a) Rights and Obligations of Party A

1 Rights of Party A

(1) Party A has the right to require Party B to provide technique service for Party B’s management, supervision, examination and direction etc., upon the safe production according to the stipulation of the agreement;

Consigned Management Agreement

(2) Party A has the right to require Party B to promptly provide the technical and environmental protection service hereunder.

2 Obligations of Party A

(1) Party A shall pay Party B for the service fee pursuant to the provision of this agreement;

(2) Party A shall promptly and accurately notify Party B on the situation of production and operation, issues on the safety and technologies, and the substantial accident.

(3) Party A shall execute the proposed requirements and measures by Party B for its safe production, science and technologies, and environmental protection in according to the contents of this agreement, and facilitate the work of Party B;

(4) Party A shall provide the data and materials related to the productive accidents, to Party A on its requirements;

(5) Party A shall provide various conveniences to Party B for its access to the working site.

(b) Rights and Obligations of Party B

1 Rights of Party B

(1) Party B has the right to require Party A to facilitate to accomplish any tasks under this agreement;

(2) Party B has the right to make proposals on the existed issues during the process of implementations this agreement by Party A.

2 Obligations of Party B

(1) Technical supervision management work;

Consigned Management Agreement

(i) Assist the state and corresponding governmental department to direct the technical supervision work; employ the senior experts to evaluate the technical supervision work, and to propose the renovation opinions, list the renovation measures, and continuously improve the technical supervision management level.

(ii) Facilitate to organization of conducting the professional trainings on the employees at regular internals and by installments;

(iii) Conduct the centralized management on the technical supervision according to the state and industrial standards; organize the experts to examine, evaluate, submit the examination report, propose the reform suggestion and facilitate the implementation.

(iv) Participate to analyze professional substantial issues; facilitate to propose the anti-accident measures; facilitate to make the fixed-term technical supervision evaluation report with the related experts; instruct to set up the standard laboratory, produce the standards, conduct the technical consultancy and analysis on the unusual problems of the equipment and the systems, and give the disposal opinions.

(v) Facilitate to organize the annual meeting of the technical supervision, summarize the technical supervision work, and submit working tasks and directions on the technical supervision.

(2) Standardize the production, operation, and management system

(3) Manage the spreading work of the management evaluation;

(4) Environmental protection work;

(5) Logistics work.

II HUMAN RESOURCES MANAGEMENT SERVICE

A Contents

1 Cooperate with the government agency of State Ministry of Labor and Social Security, Administration of Finance to adjust the growth mechanism of the aggregate sum of the salaries, implement the salary growth mechanism, direct to perfect the salary system of the employees;

2 Facilitate to perfect the organizational structure to improve the effects of the management;

3 Provide the training service to the senior management persons;

4 Make the proposal on the examination and allocation of payment to the senior management persons;

5 Coordinate the matters on the graduates reception plan with the governmental agency, the appraisal of the professional techniques occupational status, the political appraisal of the persons who will go abroad on the represent of the Party A;

6 Facilitate to build the working effectiveness system of the employees and perfect the salary incentive system, provide the consultancy service on the management of the employee working effectiveness and the salary incentive system.

7 Provide the legal information on the labor and human resources, policy consultancy, labor disputes, and legal support consultancy service.

8 Facilitate to construct the “Four Group of Talents” work;

9 Facilitate to appraise the expert qualification of Professional Technique Leader, etc.;

10 Instruct to perfect, maintain and manage the 【 】 system; Provide the insurance to improve the enterprise effectiveness through the modern means to stipulate the basic management work of human resources and the construction of system;

11 Direct the employees training service on the production techniques and operation management technique;

12 Facilitate to plan the career management of the employee occupation, build the occupation development path.

Consigned Management Agreement

B Rights and Obligations of the Parties on Human Resources

1 Rights and Duties of Party A

(1)  In charge of the routine work of labor and human resources, facilitate Party B to work;

(2)  Provide the application materials for the qualification of the occupation status and the expert qualification as the professional technique candidates, etc. , arrange the Party B to conduct the enterprise and employees work effectiveness appraisal consultancy, and other related work;

(3)  Stipulate the labor contract management work;

(4)  Dispatch personnel to participate the corresponding meetings, trainings, technique exchange activities which are organized by Party B;

(5)  In pursuant to the opinion of Party B, set up the annual objects and break-downs, make the standards for the achievements appraisal;

2 Rights and Obligations of Party B

Provide the consultancy service of the adjustment, restructure of the organization; supervise, appraise the effects of the operation;

(1) Provide the consultant to the optimization and integration of the organization, and supervise and evaluate the operation results.

(2) Provide the performance management, facilitate the Party A to implement the performance examination management system, and build the employee performance examination system, facilitate to implement the office performance classification salary system; provide consultancy service;

(3) Provide training service, organize the senior management persons to participate the training of operation management; organize the technical experts and the technical leader to participate technique development training, organize the newly accepted graduates to be trained collectively, supervise and instruct technical master to participate technique training, such like office technique and moot operation, etc.

Consigned Management Agreement

(4) Facilitate to stipulate the labor contract management for Party A, reinforce the employment management, provide the related labor and human resources legal information, policy consultancy, labor disputes and legal support consultancy service;

(5) Provide professional technique leader, develop technique experts, appraise the occupational status, and recommend management, etc. consultancy service;

(6) Facilitate to build the development access for the employees, promote the career development of employees, and build the development plan for the employees.

III FIANANCE MANAGEMENT SERVICE

A.	Contents

1 Financial Management

(1) Conduct the business instruction to the implementation of the deep development of the budget management; realize the “Budget enters the working group” plan;

(2) Facilitate the money operation, adjust the structure of the credit loan, accelerate the turn over of the money, and effectively control the finance risks;

(3) Provide the financial consultancy service;

(4) Arrange the internal and outside audit service;

(5) Pursuant to the requirement of the class-evaluation system, provide the optional management plan and consultancy service on the financial management;

(6) Provide the working cost management consultancy service.

B Rights and Obligations of Both Parties

1 Rights and Obligations of Party A

Consigned Management Agreement

(1) In charge of the daily operation management work, arrange Party A to provide operation management direct/consultancy work;

(2) Strictly implement the internal control system, execute the budget management system and control procedure, enjoy the basic data of the budget production;

(3) Facilitate Party B to conduct every audit and examination work;

(4) Dispatch personnel to participate the corresponding meetings, trainings, technique exchange activities which are organized by Party B;

(5) Facilitate to conduct the class evaluation work;

2 Rights and Obligations of Party B

(1) Provide marketing service, facilitate to make the annual marketing target and implement the plan;

(2) Provide market research, product price settling;

(3) Provide performance appraisal service; in pursuant to the international enterprise performance appraisal standard; facilitate Party A to Promote the performance diagnose appraisal system work; operate the operation cost appraisal system; and instruct the economic analysis and performance appraisal work;

(4) Provide information construction and consultancy service, facilitate to build and provide systematical statistics information data base; facilitate to implement equipment management system and the second development; facilitate to implement enterprise resources update plan;

(5) Organize and facilitate Party A to participate the meeting of trade;

(6) Provide the asset insurance service, including facilitate Party A to harmonize the relationship with the insurance company after the accident occurs, provide the site service in according to the site situation, conduct the risks investigation, the compensate issues after the accident, periodically provide the professional knowledge training for the employees of the insurer, facilitate to buy the insurance;

Consigned Management Agreement

(7) Provide the related finance and the guarantee management issues;

(8) Provide the special audit service;

(9) Perfect the finance appraisal service, facilitate Party A to wholly promote the financial management system.

IV PAYMENT

Party A shall pay the consigned management fee, equal to 3% of its annual revenue before December 31st of each year.

V COVENANT

The Parties agree that they shall warrants as follows within the term hereof unless this Agreement is terminated or canceled in accordance with the provisions hereunder.

1 Party A shall not enter into any consigned management agreement with any third party or accept management services from any third party without consent of Party Bå

2 Without Party B’s prior written consent, Party A shall not supplement or amend its articles of association or rules of the company in any manner, nor shall it increase or decrease its registered capital or change its shareholding structure in any manner;

3 Party A shall prudently and effectively maintain its business operations according to good financial and business standards;

4 Without Party B’s prior written consent, Party A shall not transfer, mortgage or otherwise dispose of the lawful rights and interests to and in its assets or incomes, nor shall it encumber its assets and income in any way that would affect Party B’s rights and interest hereunder;

5 Party A shall not incur or succeed to any debts, nor shall it provide guarantee for or permit the existence of any debts, except those that are incurred during its normal business operation or agreed to or confirmed by Party B in advance;

Consigned Management Agreement

6 Without Party B’s prior written consent, Party A shall not enter into any material contract (exceeding RMB5,000,000 in value), unless it is necessary for the company’s normal business operation;

7 Without Party B’s prior written consent, Party A shall not provide any loans or guarantee to any third party;

8 At Party B’s request, it shall provide Party B with all information regarding Party B’s business operation and financial condition;

9 Without Party B’s prior written consent, Party A shall not acquire or consolidate with any third party, nor shall they invest in any third party;

10 Party A shall promptly notify Party B of any pending or threatened lawsuit, arbitration or administrative dispute which involve Party B’s assets, business or incomes; and

11 Without Party B’s prior written consent, Party A shall not commit any act or omission that would materially affect Party B’s assets, business or liabilities;

12 Party B shall warrant that it has full capacity and resources to provide the services as stipulated in Clause I hereunder.

VI OTHER PROVISIONS

1 All taxes and costs or expenses incurred in connection with this agreement, shall be paid by Party B at its own expenses.

B Confidentiality

1 Any information, document, data and material (collectively the “confidential information”) obtained in the negotiation, execution, and performance of this Agreement, shall be kept in strict confidence by both Parties. Unless otherwise provided by laws, regulations and other compelled administrative rules, the confidential information shall not be disclosed to any third party without obligation of confidentiality, nor shall the confidential information be used for purposes other than that of this Agreement.

Consigned Management Agreement

2 The obligation of confidentiality shall survive of the termination and expiration of this Agreement.

C Force Majeure

1 “Force Majeure” refers to any event, condition, situation or the combination of events, conditions and situations, which is outside the direct or indirect reasonable control of affected Party, and cannot be reasonably anticipated or avoided by the affected Party, and which prevents or inevitable postpones either Party’s performance under this Agreement. Neither Party shall be liable to the other for any delay or failure to perform its obligation under this Agreement, if such failure or delay is due to force majeure. However, the affected Party shall promptly notify the other Party in writing of any delay or failure to perform due to force majeure. After the force majeure disappears, each Party shall continue to perform under this Agreement.

D Liability of Breach

1 After this Agreement becomes effective, it shall constitute a breach of this agreement, if either Party is in non-performance, or incomplete performance of this Agreement, or is otherwise in default of any of this Agreement. The non-breaching Party shall give the breaching Party reasonable time to cure any default. If the breaching Party does not cure the default within the reasonable time, the non-breaching Party shall hold the breaching Party liable for all the damages resulting from breaching Party’s default. The breaching Party is liable for all damages, including economic loss. The breaching Party shall also be responsible for the other Party’s attorney fees, litigation and arbitration costs incurred as a result of the default. However, the damages shall not exceed an amount that can be reasonably foreseen by the breaching Party at the execution of this Agreement.

Consigned Management Agreement

E Effective Date

1 This agreement is effective on the date of its execution (If it is signed by an authorized representative, a power of attorney shall be provided).

F Governing Law and Dispute Resolution

1 The validity, interpretation, performance and dispute resolution with respect to this Agreement, shall be governed by laws of the People Republic of China.

2 Any dispute arising from this Agreement including without limitation constitution, binding effects, implementation, interpretation, liabilities for breach, modification and termination hereof shall be resolved by both Parties through consultation If the Parties can not reach an agreement in 30 days after the dispute arises, either Party may submit the dispute to Beijing Arbitration Commission for arbitration under its applicable rules. The arbitration award should be final and binding upon both parties, if the losing party refuses to enforce the arbitration award, the winning party may seek enforcement of arbitration award in a PRC court with jurisdiction over the dispute; and the winning party shall have the right to ask the losing party to pay for all professional service (including but not limited to legal counsel service, arbitration fees, enforcement fees) costs in the course of arbitration and other related costs.

3 During the course of dispute resolution, the Parties shall continue to perform other terms hereunder .

G EffectivenessôModification, Cancellation and Termination

1 The Parties shall submit application for approval following the execution of this Agreement, and the date on which the approvals from both Parties are granted shall be the Effective Date. The Parties shall make the best efforts to obtain such approvals within 30 days and give notice to each other by telegram, and then make confirmation through letter. Should the Agreement not become effective within 6 months as of the date of execution hereof, it shall not bind upon both Parties; the term for obtaining the approvals may be extended upon the mutual consent.

2 The Agreement shall take effect on the Effective Date and shall terminated upon (1) the Parties’ mutual consent in writing; (2) the acquisition of all equity interest, or all(or substantially all ) assets of Party A by Party B or its affiliates in accordance with related purchase agreements.

Consigned Management Agreement

3 At any time 2 months prior to the expiration of this Agreement, each Party may require the other Party to conduct negotiation to renew this Agreement and to have a meeting on the extension of the term hereof. The parties will sign the special extension clause.

4 The modification of this Agreement may be conducted through consultation by both Parties and become effective through the written agreement, otherwise, the Agreement shall be still in effect if the Parties cannot reach an agreement on the modification.

H Miscellaneous

1 Any representation, warranty and undertaking made by one Party to the other Party shall be complete and genuine, the other Party shall rely on such representation, warranty and undertaking on the execution hereof and treated them as the condition precedent. After the effective date, if either Party discovers the representation is not complied with facts, it shall disclose such incompliance immediately to the other Party. Each Party warrants to the other Party that all the losses, costs, expenses, or obligations resulted by its default of any representation and warranty shall be compensated at its own expense.

2 Any statement, warranty and undertaking shall be separate and independent under this Agreement, which shall not be limited by any provisions, unless provided otherwise.

3 If any provisions of this Agreement is construed as illegal, invalid, or unenforceable according to the P.R.C laws, they shall not affect the legality, validity and enforcement of other provisions hereof. If any provision is deemed to be illegal, invalid, or unenforceable, both Parties shall modify this agreement through bona fide negotiation, in the acceptable manner and to the finest extent to realize original intentions of the Parties.

4 This Agreement constitutes the entire document between the Parties relating to this contents hereunder, which together with the appendix, represents both Parties’ genuine intents. This Agreement supersedes all written or oral intentions, representations and understandings etc. with respect to subject matters hereunder before the execution of this Agreement.

5 Unless otherwise provided by the laws, either Party’s failure or delay of exercise of any right under this Agreement does not constitute a waiver of any right. Exercising any right solely or partly shall not preclude the exercise of any other right, power or privilege.

6 All headings used in this Agreement are for convenience of reference only, shall not affect the construction or interpretation hereof.

7 Except otherwise provided under this Agreement, the mentioned article, clause and appendix refer to the article, clause and appendix hereunder.

8 Any notice required to be given or delivered to either Party under the terms of this Agreement shall be in writing and addressed to such Party by personal delivery, fax, registered air mail at the address indicated on the first page of this Agreement or such other address provided by the Party in writing. All notices shall be deemed to have been given or delivered upon by personal delivery, fax and registered mail. It shall be deemed to be delivered upon: (1) registered air mail: 5 business days after deposit in the mail; (2) personal delivery: 2 business days after transmission. If the notice is delivered by fax, it should be confirmed by original through registered air mail or personal delivery.

9 Both Parties may sign additional Agreement on matters related to this Agreement. Such supplemental Agreement has the same effect as this Agreement.

10 All appendix of this Agreement shall be an integral part hereof and shall have the same effect.

Consigned Management Agreement

11 This Agreement is written in both English and Chinese. If the two versions conflict in any way, the Chinese version shall prevail. The Agreement is prepared in two duplicates, each held by one Party. Both Parties may sign the duplicates of this Agreement.

[Signature Page Only]

Consigned Management Agreement

IN WITNESS WHEREOF, the Parties hereto have caused their duly authorized representatives to execute this Agreement.

For and on behalf of

Party A Daqing Sunway Technology Company Limited

Legal Representative øor his authorized representative÷:

Party B Sunway World Through Technology (Daqing) Co., Ltd.

Legal Representative øor his authorized representative÷: